UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

FORM 8-K
__________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 29, 2008

Shells Seafood Restaurants, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL	33618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 961-0944

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On February 29, 2008, Shells Seafood Restaurants, Inc. (the “Company”) announced that effective immediately Leslie Christon, the Company’s Chief Executive Officer and President had left the Company to pursue other opportunities and Warren R. Nelson, Executive Vice President and Chief Financial Officer of the Company had been named the Company’s interim President. Mr. Nelson, 56, has served as the Company’s Executive Vice President of Finance, Chief Financial Officer, Treasurer and Secretary since June 1993.

In connection with Ms. Christon leaving the Company her amended and restated employment agreement, dated July 1, 2007 (the “Employment Agreement”) was terminated. Pursuant to the terms of the Employment Agreement, in connection with the termination thereof, Ms. Christon shall receive as severance for a period commencing on February 29, 2008 and ending on the earlier of (i) the six month anniversary of such date or (ii) the date she commences employment with another entity or person, her then effective base salary (payable in equal installments in accordance with the Company’s normal salary and payment policies) and healthcare benefits. The aforementioned severance payments are conditioned upon Ms. Christon’s execution of a general release of all claims against the Company, its officer, directors and affiliates.

A copy of the press release issued by the Company in connection with the foregoing is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The discussion under Item 1.02 of this Report is incorporated under this Item 5.02 as if set forth herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

Item No.	Description

99.1	Press release issued by the Company on February 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELLS SEAFOOD RESTAURANTS, INC.

Date : March 5, 2008	By: /s/ Warren R. Nelson
Name: Warren R. Nelson
Title: President and Chief Financial Officer

Exhibit

99.1    Press Release dated February 29, 2008